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                                                                    EXHIBIT 99.2

                               FOREST OIL CORPORATION
                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING
                            8% SENIOR NOTES DUE 2008
                                IN EXCHANGE FOR
                            8% SENIOR NOTES DUE 2008
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2001, UNLESS EXTENDED (THE "EXPIRATION DATE").

    NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Our Clients:

    We have enclosed herewith a Prospectus, dated             , 2001, of Forest
Oil Corporation, a New York corporation (the "Company"), and a related Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its 8% Senior Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8% Senior Notes due 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

    We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

                                          Very truly yours,

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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
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                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                        BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated
            , 2001 (the "Prospectus"), of Forest Oil Corporation, a New York corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 8% Senior Notes due 2008 (the "New Notes") for all of its outstanding 8% Senior Notes due 2008 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

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
    The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

                $         of the 8% Senior Notes due 2008

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED) (IF ANY):

                $         of the 8% Senior Notes due 2008

    / /   NOT to TENDER any Outstanding Notes held by you for the
          account of the undersigned.
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    If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that
(i) the New Notes acquired in exchange for the Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

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                                   SIGN HERE

  Name of beneficial owner(s): _______________________________________________
                                  Signature(s)

  Name(s): ___________________________________________________________________
                                         _____________________________________
                                 (Please Print)

  Address: ___________________________________________________________________
                                         _____________________________________

  Telephone number: __________________________________________________________

  Taxpayer Identification or Social Security Number: _________________________

  Date: ______________________________________________________________________
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